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                                                                    Exhibit 99.1


                                INTERLOGIX, INC.

                            2000 STOCK INCENTIVE PLAN
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                                INTERLOGIX, INC.

                            2000 STOCK INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

                  The purpose of the Plan is to promote the long term financial success of Interlogix, Inc., its Subsidiaries and Affiliates, and to materially increase shareholder value by: (i) providing performance related incentives that motivate superior performance on the part of the Employees, Directors and Consultants; (ii) providing the Employees, Directors and Consultants with the opportunity to acquire an ownership interest in the Company, and to thereby acquire a greater stake in the Company and a closer identity with it; and (iii) enabling the Company to attract and retain the services of Employees, Directors and Consultants of outstanding ability and upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.

2.       DEFINITIONS

         2.1.     "Act" means the Securities Exchange Act of 1934, as amended.

         2.2. "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

         2.3. "Award" means an award of Options, SARs, Restricted Stock, Phantom Shares, a Performance Award, Other Stock Grants or any combination thereof.

         2.4. "Award Share" means any share of Common Stock purchased upon the exercise of an Option or SAR, or issued pursuant to an Award of Restricted Stock, Phantom Shares, a Performance Award or Other Stock Grants.

         2.5.     "Board" means the Board of Directors of the Company.

         2.6. "Cause" means any of the following actions taken by a Participant, unless an Award agreement specifies otherwise:

                  2.6.1. willful engagement in activities which result in significant injury to the Company, its Subsidiaries or Affiliates, monetarily or otherwise;

                  2.6.2. gross negligence in the performance of the Participant's duties;

                  2.6.3. commitment of a felony or crime involving moral turpitude; or

                  2.6.4. disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.



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         2.7.     "Change of Control" shall mean, if and when the merger of SLC
Technologies, Inc. into the Company (the "Merger") becomes effective, the occurrence of any of the following events (prior to the Merger, the Committee shall determine whether a Change of Control has occurred):

                  2.7.1. the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Act) but excluding, for this purpose, the Company or its Subsidiaries and Affiliates or any employee benefit plan of the Company or its Subsidiaries and Affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), at a time when the "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Act) of Berwind Group Partners or its affiliates is less than thirty percent (30%) of the combined voting power of the Company's then outstanding Voting Securities;

                  2.7.2. the individuals who, as of the effective date of the Merger, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                  2.7.3. a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than thirty percent (30%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

                  2.7.4. acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than thirty percent (30%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

         2.8.     "Code" means the Internal Revenue Code of 1986, as amended.

         2.9. "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members. All members shall be "non-employee directors," as defined under Rule 16b-3 issued under the Act, and "outside directors," as defined under Treasury Regulation Section 1.162-27(e)(3).



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         2.10.    "Common Stock" means the common stock of the Company, par
value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

         2.11. "Company" means the Interlogix, Inc., a Delaware corporation, or any successor corporation.

         2.12. "Consultant" means a key consultant or advisor to the Company or any of its Subsidiaries or Affiliates who is not an Employee.

         2.13.    "Director" means a member of the Board who is not an Employee.

         2.14. "Disability" means a medically-determinable condition of a permanent nature which, as determined by the Committee, renders an Optionee incapable of fulfilling the duties and responsibilities that the Optionee was performing for the Company, its Subsidiaries and/or Affiliates immediately prior to the on-set of such condition.

         2.15. "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate, including any member of the Board who is such an employee.

         2.16.    "Fair Market Value" means, on any given date:

                  2.16.1. if the Common Stock is listed on an established stock exchange or exchanges, the mean between the highest and lowest prices of actual sales of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

                  2.16.2. if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ or a similar quotation system, the mean between the closing bid and asked prices per share for the Common Stock as quoted on NASDAQ or similar quotation system on such date;

                  2.16.3. if the Common Stock is not then listed on an exchange or quoted on NASDAQ or a similar quotation system, the value, as determined in good faith by the Committee.

         2.17. "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code, and which is designated as an Incentive Stock Option by the Committee.

         2.18. "Non-Qualified Stock Option" means an Option not intended to be and not designated as an Incentive Stock Option by the Committee.

         2.19. "Option" means the right, granted from time to time under the Plan, to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.


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         2.20.    "Other Stock Grant" shall mean any right granted under Article
11 of the Plan.

         2.21. "Participant" means an Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan and who receives an Award under this Plan.

         2.22. "Performance Award" means the conditional grant to a Participant of the right to receive, at the end of the Performance Period, either (i) Common Stock, (ii) cash equal to the Fair Market Value of the Common Stock at the end of the Performance Period, or (iii) a combination of (i) and
(ii) as specified in the Award and provided that the terms, conditions and objectives specified in the Award are satisfied.

         2.23. "Performance Goal" means a goal that has been established by the Committee and that must be met by the end of a Performance Period (but that is substantially uncertain to be met before the grant). The Committee shall have sole discretion to determine the specific targets within each category of Performance Goals, and whether such Performance Goals have been achieved. With respect to any Section 162(m) Participant, such Performance Goals may include, among other things: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on equity of the Company, or (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof).

         2.24. "Performance Period" means the time period during which Performance Goals must be met.

         2.25. "Phantom Share" means a right to receive payment of the Fair Market Value of a share of Common Stock upon exercise of the right.

         2.26. "Plan" means the Interlogix, Inc. 2000 Stock Incentive Plan herein set forth, as amended from time to time.

         2.27.    "Reload Option" shall mean any Option granted under Section
6.10 of the Plan.

         2.28. "Restriction Period" means the period during which Restricted Stock awarded under the Plan is subject to forfeiture.

         2.29. "Restricted Stock" means Common Stock awarded by the Committee under Section 8 of the Plan.

         2.30. "SAR" means the right to receive, in cash or in Common Stock, as determined by the Committee, the increase in the Fair Market Value of the Common Stock underlying the SAR from the date of grant to the date of exercise.

         2.31. "Section 162(m) Participant" means any key employee designated by the Committee as a key employee whose compensation for the fiscal year in which the key employee


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is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

         2.32. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       ELIGIBILITY

         Any Employee, Director or Consultant who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

4.       ADMINISTRATION

         4.1. Members of the Committee shall be appointed by and hold office at the pleasure of the Board. Committee members may resign at any time by delivering written notice to the Board. The Board may fill vacancies in the Committee.

         4.2. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan, and full authority to act in selecting the eligible Employees, Directors and Consultants to whom Awards may be granted, in determining the times at which such Awards may be granted, in determining the time and the manner in which Options may be exercised, in determining the type and amount of Awards that may be granted, in determining the terms and conditions of Awards that may be granted under the Plan and the terms of agreements which will be entered into with Participants (which terms shall not be inconsistent with the terms of the Plan). The Committee also shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Participants.

         4.3. The Committee shall have the power to accelerate the exercisability or vesting of any Award. Notwithstanding the foregoing or any other provision of the Plan, the Committee shall not alter the exercisability or vesting of an Award granted to a Section 162(m) Participant when such exercisability or vesting depends on the attainment of one or more Performance Goals, except in the event of a Change of Control, or the death or Disability of the Participant.

         4.4. The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, and to determine under


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Section 14 the effect, if any, of a Change of Control of the Company upon outstanding Awards; and to grant Awards that are transferable by a Participant.

         4.5. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in the application of the Plan's provisions, and to make all determinations necessary or advisable for the administration of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive for all purposes and upon all Participants.

         4.6. The Committee may condition the grant of any Award or the lapse of any Restriction Period or Performance Period, or any combination thereof, upon the Participant's or Company's achievement of a Performance Goal that is established by the Committee before the grant of the Award and/or upon the Participant's entering into a non-competition and/or non-solicitation agreement. The Committee shall certify that any applicable Performance Goals have been satisfied before making any payment or issuing any Common Stock pursuant to an Award.

         4.7. Members of the Committee shall receive such compensation for their services as may be determined by the Board. The Company shall pay all expenses and liabilities which members of the Committee incur in connection with the administration of the Plan. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company's officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company's bylaws.

         4.8. The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

5.       SHARES OF STOCK SUBJECT TO THE PLAN

         5.1. Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 1,500,000 shares; provided, that shares of Common Stock subject to Awards of SARs or Phantom Shares shall not count toward such limit.

         5.2. The maximum number of shares of Common Stock covered by Options and SARs, with option or base prices greater than or equal to Fair Market Value on the applicable dates of grant, awarded to any Employee during any calendar year shall not exceed 500,000 (the


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"Individual Limit"). No Employee may be granted in any calendar year other
Awards contingent on the attainment of one or more Performance Goals which are valued at more than $3,000,000 on the applicable dates of grant.

         5.3. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the number of shares of Common Stock available for Awards under the Plan, or (ii) be counted against the Individual Limit. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan; however, such shares shall be counted against the Individual Limit.

6.       OPTIONS

         The grant of Options shall be subject to the following terms and conditions:

         6.1. Option Grants. Any Option granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. An agreement shall state that the Option is an Incentive Stock Option if that is the intent of the Committee. Absent such a statement, the Option shall be a Non-Qualified Stock Option.

         6.2. Number of Shares. Subject to the Individual Limit, the Committee shall specify the number of shares of Common Stock subject to each Option.

         6.3. Option Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be as determined by the Committee.

         6.4. Term of Option and Vesting. The Committee shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years. Options granted under the Plan may be subject to a vesting schedule and/or the attainment of Performance Goals as determined by the Committee and set forth in the applicable stock option agreement.

         6.5. Incentive Stock Options. Each provision of the Plan and each agreement relating to an Incentive Stock Option shall be construed and interpreted in a manner consistent with the requirements of Section 422 of the Code, and in no event shall a Participant be granted an Incentive Stock Option that does not comply with the requirements of Section 422 of the Code.

         6.6. Exercise of Option and Payment of Option Price. An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of


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Common Stock received upon the exercise of an Option shall be paid in full in cash at the time of the exercise or, with the consent of the Committee:

                  6.6.1. in whole or in part in Common Stock held by the Participant for at least six months prior to the date of exercise and which is valued at Fair Market Value on the date of exercise;

                  6.6.2. by the delivery of a properly executed exercise notice, together with irrevocable instructions to a Company-designated broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price; or

                  6.6.3. any other method deemed acceptable by the Committee.

         6.7. Termination Due to Death or Disability. If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for one year, or such other period determined by the Committee which may extend to the expiration of the stated term of the Option.

         6.8. Termination for Cause. If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates for Cause, any Options granted to the Participant and which are unexercised shall terminate on the date of such termination or notice of such termination, if earlier, unless otherwise determined by the Committee.

         6.9. Termination Due to Retirement or Other Reasons. If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates due to retirement after the Participant has attained age 65 ("Retirement"), any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for such period determined by the Committee which may extend to the expiration of the stated term of the Option. If a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates for any reason other than death, Disability, Retirement or for Cause, any unexercised Option granted to the Participant may thereafter be exercised (to the extent such Option was exercisable at the time of the Participant's termination or to a greater extent permitted by the Committee) by the Participant (or where appropriate, the Participant's transferee, personal representative, heir or legatee), for 90 days, or such other period determined by the Committee which may extend to the expiration of the stated term of the Option.

         6.10. Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Common Stock owned


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by the Participant pursuant to Section 6.6 of the Plan or the relevant provisions of another plan of the Company, and/or when the Common Stock is tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option. Such a Reload Option would be an Option to purchase a number of shares of Common Stock not exceeding the sum of (A) the number of shares so provided as consideration upon the exercise of the previously granted option to which the Reload Option relates, and (B) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one share of Common Stock as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient shares of Common Stock for grant under the Plan.

7.       STOCK APPRECIATION RIGHTS

         The grant of SARs shall be subject to the following terms and conditions:

         7.1. Grant of SARs. Any SAR granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall specify the number of shares of Common Stock subject to the Award, conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. The base price of an SAR shall be the Fair Market Value of the Common Stock on the date of grant.

         7.2. Tandem SARs. An SAR granted under the Plan may be granted in tandem with all or a portion of a related Option. An SAR granted in tandem with an Option may be granted either at the time of the grant of the Option or at a time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. The base price of an SAR granted in tandem with an Option shall be the option price under the related Option.

         7.3. Exercise of an SAR. An SAR shall entitle the Participant to surrender unexercised the SAR (or any portion of such SAR) and to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock, or any combination thereof, as the Committee shall determine. Upon exercise of an SAR issued in tandem with an Option or lapse thereof, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option. Conversely, if the related Option is exercised, or lapses, as to some or all of the shares of Common Stock covered by the grant, the related SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

         7.4. Other Applicable Provisions. SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 6.4, 6.7, 6.8 and 6.9.



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8.       RESTRICTED STOCK

         An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events or upon the Participant's and/or Company's failure to achieve Performance Goals established by the Committee. A grant of Restricted Stock shall be subject to the following terms and conditions.

         8.1. Grant of Restricted Stock Award. Any Restricted Stock granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to each Award, (iii) the events that will give rise to a forfeiture of the Award, (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award, (v) the extent to which the Participant's right to receive Common Stock under the Award will lapse if the Performance Goals, if any, are not met, and
(vi) whether the Restricted Stock is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         8.2. Delivery of Restricted Stock. Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, or pledge of the Restricted Stock during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

         8.3. Dividend and Voting Rights. During the Restriction Period, unless otherwise determined by the Committee, the Participant will not have the right to vote the shares of Restricted Stock or to receive dividends and other distributions related to such shares.

         8.4. Receipt of Common Stock. At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Restricted Stock agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder shall lapse. The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock. Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

         8.5. Termination. Unless otherwise determined by the Committee, if a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates, any Restricted Stock with respect to which the Restriction Period has not expired shall be forfeited.



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9.       PERFORMANCE AWARDS

         9.1. Grant of Performance Award. Any Performance Award granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall conform to the requirements of the Plan and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Performance Period applicable to each Award, (iii) the Performance Goals that must be achieved in order for the Participant to be entitled to the Award, (iv) the extent to which the Participant's right to receive the Award will lapse if the Performance Goals are not met, and (v) whether the Performance Award is subject to a vesting schedule. The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         9.2. Dividend and Voting Rights. During the Performance Period, the Participant shall have no right to receive dividends from or to vote the shares covered by the Performance Award.

         9.3. Receipt of Common Stock. As soon as practicable after the Performance Period, the Committee shall determine the extent to which the Performance Award has been earned on the basis of the Company's and/or Participant's performance in relation to the Performance Goals set forth in the Performance Award agreement. Once the Performance Award to which the Participant is entitled has been determined, the Performance Award shall be paid to the Participant (or, where appropriate, the Participant's legal representative). If the Participant and/or the Company fails to achieve the Performance Goals specified in the Performance Award agreement, all or a portion of the Performance Award shall be forfeited.

         9.4. Termination. Unless otherwise determined by the Committee, if a Participant's employment or service with the Company, a Subsidiary or Affiliate terminates, any Performance Award with respect to which the Performance Period has not expired shall be forfeited.

10.      PHANTOM SHARES

         10.1. Grant of Phantom Shares. Any Phantom Shares granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant, which agreement shall specify the number of shares of Common Stock subject to the Award, conform to the requirements of the Plan and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

         10.2. Exercise of Phantom Shares. A Participant may exercise Phantom Shares awarded to him (or any portion of such Phantom Shares) at the times provided for in the applicable Phantom Share agreement or as otherwise permitted by the Committee. Upon exercise, the Participant shall receive a payment equal to the Fair Market Value of a share of Common Stock on the date of exercise multiplied by the number of Phantom Shares exercised. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock or any combination thereof, as the Committee shall determine.



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
         10.3. Other Applicable Provisions. Phantom Shares shall be subject to the same terms and conditions applicable to Options as stated in Sections 6.4, 6.7, 6.8 and 6.9.

11.      OTHER STOCK GRANTS

                  The Committee, subject to the terms of the Plan and any applicable Award agreement, may grant to Participants Common Stock without restrictions thereon as determined by the Committee to be consistent with the purpose of the Plan.

12.      DEFERRAL ELECTION

         Notwithstanding any provision of the Plan to the contrary, any Participant may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer to a specified date the receipt of unrestricted Common Stock that the Participant would otherwise be entitled to receive pursuant to an Award. Notwithstanding such an election, the Committee may distribute the unrestricted Common Stock deferred by all Participants pursuant to this Section 12 if the Committee determines, in its discretion, that the continued deferral of Common Stock hereunder is no longer in the best interest of the Company.

13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized for use under the Plan and any adjustments to outstanding Awards as it determines appropriate. The adjustments to outstanding Awards shall include, but not be limited to, the respective prices, limitations, and/or performance criteria applicable to the outstanding Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. The determinations and adjustments made by the Committee pursuant to this Section 13 shall be conclusive.

14.      CHANGE OF CONTROL OF THE COMPANY

                  Upon a Change of Control, the Committee may in its discretion implement the following steps with respect to outstanding Awards:

                  (a) Provide that all Options that are unexercised and outstanding (i) become immediately and fully vested and exercisable, or (ii) be canceled in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the Option as of the date of the Change of Control over the exercise price of such Option. In addition, provide that all Restricted Stock and Performance Awards that are


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
outstanding on the date of the Change of Control become nonforfeitable and/or immediately payable in cash;

                  (b) Provide that the Awards that are outstanding as of the date of a Change of Control, shall be assumed by the successor corporation, and shall be substituted with awards involving the common stock of the successor corporation. Provided, however, that the substitution of Awards described under this subsection (b) shall occur only if (i) the common stock of the successor corporation is traded on an established stock exchange or exchanges, or will be so traded within 60 days of the Change of Control and (ii) the terms and conditions of the substituted awards are no less favorable than the Awards granted by the Company; or

                  (c) Make no changes to outstanding Awards or take such other actions as the Committee deems appropriate.

15.      EFFECTIVE DATE, TERMINATION AND AMENDMENT

                  The Plan shall become effective on the date it is approved by the Company's shareholders. The Plan shall remain in full force and effect until the earlier of 10 years from its effective date or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under Code Section 422, Code Section 162(m), the rules of a stock exchange or NASDAQ, or any other applicable law. Termination of the Plan pursuant to this Section 15 shall not affect Awards outstanding under the Plan at the time of termination.

16.      TRANSFERABILITY

         Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards other than Incentive Stock Options that are transferable by the Participant during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Participant. The transferee of the Participant shall, in all cases, be subject to the provisions of the agreement between the Company and the Participant, including any requirements as to the Participant's continued service or employment. The rights of the transferee shall be no greater than the rights that would be acquired by the Participant's estate if the Participant were to die prior to the transfer of the Award.

17.      GENERAL PROVISIONS

         17.1. No Employment Rights. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, a Subsidiary or Affiliate, or upon any Director or Consultant any right with respect to continued service for the Company, a Subsidiary or Affiliate nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee, Director or Consultant at any time.

         17.2. Transfer of Employment. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.

         17.3. Payment of Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, all taxes required to be paid in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. The Company's power to withhold a portion of the cash or Common Stock received pursuant to an Award, or require that the Participant remit the applicable taxes shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain the shares of Common Stock to be issued or cash to be paid pursuant to an Award until the Company determines that the applicable withholding taxes have been satisfied. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

         17.4. Participation of Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

         17.5. Restrictions on Shares. The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation or agreement.

         17.6. Requirements of Law. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         17.7. Amending of Awards. The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant's consent is required to any such amendment.



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
         17.8. No Shareholder Rights. The Participant shall have no rights as a shareholder with respect to shares of Common Stock subject to an Award unless and until certificates for the Award Shares are issued.

         17.9. Headings. Section headings are included only for ease of reference. Headings are not intended to constitute substantive provisions of the Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

         17.10. Changes to Existing Laws, Regulations or Rules. Any law, regulation or rule referenced in the Plan shall be construed to include any successor thereto or amendment thereof.

         17.11. Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.



                                      -16-